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                                                                    EXHIBIT 23.2

The Board of Directors
Penhall International Inc., and Subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG Peat Marwick LLP

Orange County, California
September 29, 1998